EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

AllianceBernstein Announces December 31, 2008 Assets Under Management
Fourth Quarter 2008 Earnings Conference Call to be Held at 5:00 P.M. (EST) on January 21, 2009

New York, NY, January 14, 2009 – AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today reported that during the month of December, preliminary assets under management increased by approximately $9 billion, or 2.0%, to $462 billion at December 31, 2008, as positive investment returns were partially offset by net outflows in all distribution channels.  Additionally, approximately $10 billion of assets have been transferred from the Institutional Investments channel to the Retail channel to reflect changes in how these accounts are serviced.

	ALLIANCEBERNSTEIN L.P.
	(THE OPERATING PARTNERSHIP)
	ASSETS UNDER MANAGEMENT
	($ billions)
	At December 31, 2008				At Nov 30,
	(preliminary)				2008

	Institutional		Private
	Investments	Retail	Client	Total	Total

Equity
Value	$108	$40	$25	$173	$170
Growth	54	20	14	88	88
Total Equity	162	60	39	261	258

Fixed Income	117	30	30	177	171

Other(1)	13	11	-	24	24
Total	$292	$101	$69	$462	$453

	At November 30, 2008

Total	$295	$89	$69	$453

(1) Includes Index, Structured and Asset Allocation services.

CONFERENCE CALL INFORMATION RELATING TO FOURTH QUARTER 2008 RESULTS
JANUARY 21, 2009 AT 5:00 P.M. (Eastern Standard Time)

AllianceBernstein’s management will review fourth quarter 2008 financial and operating results on Wednesday, January 21, 2009, during a conference call beginning at 5:00 p.m. (EST), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m. (EST) scheduled start time. The conference ID# is 79945911.

The presentation that will be reviewed during the conference call is expected to be available on AllianceBernstein’s Investor Relations website shortly after the release of fourth quarter 2008 financial results on January 21, 2009.

A replay of the webcast will be made available beginning at approximately 7:00 p.m. (EST) on January 21, 2009 and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available via webcast for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 79945911.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At December 31, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 34.3% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.0% of the AllianceBernstein Units at December 31, 2008 (including those held indirectly through its ownership of approximately 1.6% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 62.4% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

www.alliancebernstein.com

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Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Part I, Item 1A of our 2007 Form 10-K and Part II, Item 1A of our third quarter 2008 Form 10-Q. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and those listed above could also adversely affect our revenues, financial condition, results of operations, and business prospects.

www.alliancebernstein.com

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